Exhibit 77(o)

Transactions effected pursuant to Rule 10f-3

Fund Name	Issuer	Date of Purchase	Broker / Dealer From Whom Purchased	Affiliated/Principal Underwriter of Syndicate
ING Balanced Portfolio	Morgan Stanley	01/21/10	Morgan Stanley	ING Bank NV